EXHIBIT 99.1
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     Dominion Minerals Corp. Announces Appointment to the Board of Directors

NEW YORK, December 3, 2007 -- Dominion Minerals Corp., (OTC: EMPL) ("Dominion Minerals" or "the Company"), is pleased to announce the appointment of Grant Ewing to the company's Board of Directors. Mr. Ewing is a seasoned mining executive with extensive experience in all aspects of mineral exploration and development. His mining career spans over 20 years and encompasses work as an exploration geologist early in his career, followed by senior level executive positions with junior mining companies. Mr. Ewing has widespread knowledge of financial markets, project financing, property evaluation, and acquisitions.

Mr. Ewing is currently the Chief Executive Officer of Staccato Gold Resources Ltd. Prior to this, he served as President and Chief Operating Officer of Linear Metals Corporation, and before that as Executive Vice President for a junior mining company. Mr. Ewing also worked as a mining analyst for a Canadian securities firm in the mid 1990's.

Mr. Pini Althaus, Chairman and CEO of Dominion Minerals stated, "The Company looks forward to working with Mr. Ewing and utilizing his knowledge and expertise both in the minerals exploration and development industry and in the capital markets. Mr. Ewing's appointment will assist the management team in continuing to move our exploration programs forward, and will further serve to assist the company once we complete our listing application process to allow the company to trade on the TSX Venture Exchange. "


Forward-Looking Statement Disclaimer

This press release includes certain statements that may be deemed "forward-looking statements". All statements in this release, other than statements of historical facts, that address continuing to Canada, exchange listing application, additional financing, seeking and acquiring new projects and gaining recognition are forward-looking statements. Factors that could cause actual results to differ materially from those in forward-looking statements include, but are not limited to, the market price of gold, general economic conditions, market and business conditions, statements or information with respect to known or unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information, including, without limitation, risks and uncertainties relating to the Company's plans at its mineral properties, the interpretation of drill results and the estimation of mineral resources and reserves, the geology, grade and continuity of mineral deposits, the possibility that future exploration, development or mining results will not be consistent with the Company's expectations, metal recoveries, accidents, equipment breakdowns, title matters, labor disputes or other unanticipated difficulties with or interruptions in production and operations, the potential for delays in exploration or development activities or the completion of feasibility studies, the inherent uncertainty of production and cost estimates and the potential for unexpected costs and expenses, commodity price fluctuations, currency fluctuations, failure to obtain adequate financing on a timely basis, the effect of hedging activities, including margin limits and margin calls, regulatory restrictions, including environmental regulatory restrictions and liability, the speculative nature of mineral exploration, dilution, competition, loss of key employees. Further, there is no assurance that the Company's application to list on the TSX Venture Exchange will be accepted by the TSX Venture Exchange.

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Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.


About Dominion Minerals Corp.

Dominion Minerals Corp. is a United States based copper and gold exploration and development company focused primarily on its Cerro Chorcha Porphyry Copper Project located in Panama. Dominion incorporated in Delaware on January 22, 2007 and trading began February 19, 2007 on the OTC - Pink Sheets under the symbol EMPL. The company anticipates graduating from the Pink Sheets onto the OTC Bulletin Board in early 2008. Dominion has also filed a listing application to allow it to trade on the TSX.V. For more information please visit http://www.dominionminerals.com


Contact:
Pini Althaus
Chairman & Chief Executive Officer
Tel: +1 (212) 231-8171
Email: pini@dominionminerals.com


THE TSX VENTURE EXCHANGE HAS NOT REVIEWED AND DOES NOT ACCEPT RESPONSIBILITY FOR THE ADEQUACY OF THIS NEWS RELEASE.